Niall Tuckey	Citigroup
Product Manager	1 North Wall Quay
Insurance Letters of Credit	Dublin 1, Ireland

Tel +353 (1) 622 7430
Fax +353 (1) 622 2741
Niall.tuckey@citi.com

21st  December, 2010

Flagstone Capital Management Luxembourg SICAF – FIS
Flagstone Réassurance Suisse SA
1, rue du College
Martigny, CH-1920
Switzerland

Attention: Patrick Boisvert, Chief Financial Officer

Dear Sirs,

Re: Letter of Credit Facilities of USD 550,000,000

Further to our recent discussions with your colleagues in Halifax, Nova Scotia, we have the pleasure of confirming a USD 100,000,000 increase in the Standby Letter of Credit Facility for Flagstone. Effective immediately, the Facility is increased to a new level of
USD 550,000,000 based upon the existing Summary of Terms, attached hereto.

I hope the forgoing is as expected and that you will not hesitate to contact me should need further information or clarification.

Yours faithfully,

Niall Tuckey

Summary of Terms

Letter of Credit Facility

Account Parties:	Flagstone Capital Management Luxembourg SICAF – FIS Flagstone Réassurance Suisse SA
Facility Amount: Commitment: Drawn Letter of Credit fee (See “Collateral” below)

US $550,000,000,  comprising:

(I) US$275,000,000 for Letters of Credit with a maximum tenor up to 15 months inclusive of any notice period to the beneficiaries (“Standard LCs”).

And

(II) US$275,000,000 for Letters of Credit issued in respect of Funds at Lloyds obligations with a maximum tenor up to 60 months inclusive of any notice period to the beneficiaries (“Extended Tenor LOC’s”).

Uncommitted

In respect of Standard LOC’s:

A) 12bps per annum payable quarterly in arrears.
B) 20bps per annum payable quarterly in arrears.
C) 25bps per annum payable quarterly in arrears.
D) 25bps per annum payable quarterly in arrears.
E) 55bps per annum payable quarterly in arrears.
F) 75bps per annum payable quarterly in arrears.

And

In respect of Extended Tenor LOC’s :

A) 12bps per annum payable quarterly in arrears.
B) 22.5bps per annum payable quarterly in arrears
C) 35bps per annum payable quarterly in arrears.
D) 35bps per annum payable quarterly in arrears.
E) 65bps per annum payable quarterly in arrears.
F) 85bps per annum payable quarterly in arrears.

Facility:	Letter of Credit facility will be available in US and Canadian dollars, Euros and British Pounds Sterling. Other currencies available with appropriate currency margins
Purpose of facility:	To provide Letters of Credit in support of the Account Party’s Funds at Lloyd’s requirements, together with their reinsurance obligations as a non admitted carrier.
Maturity Date of each Letter of Credit:
The maximum tenor of each Letter of Credit will be up to 15 months and/or 60 months (as provided for above) inclusive of any notice period to the beneficiaries.

Each Letter of Credit if requested by the Account Party may include a clause to the effect that the Letter of Credit will be automatically extended for successive periods that may vary from time to time but are not greater than 1 year.

Availability:	Subject to the provision of sufficient collateral prior to the issuance of each letter of credit.

Letters of Credit:	Each Letter of Credit will be in a form acceptable to Lloyd’s, the NAIC or other appropriate regulatory body.
Facility collateral monitoring: Letter of Credit issuer: Collateral Custodian:	Citibank Europe Plc. Citibank N.A. J.P. Morgan or other custodian acceptable to Citibank.
Interest: Collateral: Documentation: Legal Expenses:
LIBOR or other equivalent overnight borrowing rate plus 1% on the amount of the Letters of Credit drawn by beneficiaries until reimbursement by the Account Party, plus any reserve asset costs that may apply from time to time.

The Account Party will provide security over a portfolio of Acceptable Financial Assets in an amount equal to the Required Account Value (as defined in the Pledge Agreement).  The Required Account Value incorporates a margin on the Acceptable Financial Assets as follows:

Less than 10 years to Maturity:

A) Required Percentage shall be 0%

B) Required Percentage shall be 8.5%.

C) Required Percentage shall be 11.25%

D) Required Percentage shall be 17.75%

E) Required Percentage shall be 11.25%

F) Required Percentage shall be 11.25%

Greater than 10 years to Maturity

A) Required Percentage shall be 0%

B) Required Percentage shall be 14.5%.

C) Required Percentage shall be 17.75%

D) Required Percentage shall be 25%

E) Required Percentage shall be 17.75%

F) Required Percentage shall be 17.75%

A) Cash Deposits

B) Acceptable Financial Assets shall be defined as:  Securities issued by the US government or its agencies (whose debt obligations are fully and explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the US government) or the central government of an OECD (Organization for Economic Co-operation and Development) country, in each case rated AA or AA equivalent or better.

C) Acceptable Financial Assets shall be defined as:  Securities issued by US Government sponsored enterprises or OECD Government sponsored enterprises, (Excluding those covered in asset class D below) in each case rated AA- or AA- equivalent or better.

D)  Acceptable Financial Assets shall be defined as:  Mortgage Backed Securities and Asset Backed Securities issued in US or OECD domiciled countries by government sponsored enterprises, in each case rated AAA or equivalent.

E) Acceptable Financial Assets shall be defined as:  Securities issued by US or OECD Domiciled Corporate Entities (including Mortgage Backed Securities and Asset Backed Securities)  in each case rated AAA or AAA equivalent and not more than 10% by value of the collateral shall be represented by bonds issued by any one issuer. A maximum of $200 million in issued Credits can be secured by Securities within this Category E.

F) Acceptable Financial Assets shall be defined as:  Securities issued by US/OECD Domiciled Corporate Entities in each case rated AA or AA equivalent or better and not more than 10% by value of the collateral shall be represented by bonds issued by any one issuer. A maximum of $100 million in issued Credits can be secured by Securities within this Category F.

Cash deposits are to be held in an account(s) held with Citibank N.A., London branch

The Facility will continue to be governed by the following:-

Form 3 Master Reimbursement Agreement;
Securities Account Pledge Agreement;
Account Control Agreement;
Bank Mandate; and
Contingent communications document.

All Citibank’s legal costs will be for the Account Party.

Anti-Tying Disclosure

Citigroup's Global Corporate and Investment Bank ("GCIB") maintains a policy of strict compliance to the anti-tying provisions of the Bank Holding Company Act of 1956, as amended, and the regulations issued by the Federal Reserve Board implementing the anti-tying rules (collectively, the "Anti-tying Rules").  Moreover, our credit policies provide that credit must be underwritten in a safe and sound manner and be consistent with Section 23B of the Federal Reserve Act and the requirements of federal law.  Consistent with these requirements, and the GCIB's Anti-tying Policy:

•
You will not be required to accept any particular product or service offered by Citigroup or any Citigroup affiliate as a condition to the extension of commercial loans or other products or services to you by Citigroup or any of its subsidiaries, unless such a condition is permitted under an exception to the Anti-tying Rules.

•
GCIB will not vary the price or other terms of any Citigroup product or service based on the condition that you purchase any particular product or service from Citigroup or any Citigroup affiliate, unless we are authorized to do so under an exception to the Anti-tying Rules.

•
GCIB will not require you to provide property or services to Citigroup or any affiliate of Citigroup as a condition to the extension of a commercial loan to you by Citigroup or any Citigroup subsidiary, unless such a requirement is reasonably required to protect the safety and soundness of the loan.

•
GCIB will not require you to refrain from doing business with a competitor of Citigroup or any of its affiliates as a condition to receiving a commercial loan from Citigroup or any of its subsidiaries, unless the requirement is reasonably designed to ensure the soundness of the loan.

Confidentiality Statement
The information contained in this proposal is confidential and is intended solely for the use of Flagstone Capital Management Luxembourg SICAF – FIS and Flagstone Réassurance Suisse,
                              S.A. and their employees.  This information may not be disclosed outside of the Flagstone group except as required for any necessary regulatory filing, including but not limited to the SEC, and otherwise shall not be duplicated, used or disclosed in whole or in part for any purpose other any purpose other than to evaluate this proposal.